Exhibit (h)(2)


                                                                      Schedule A
                                                        (as amended May 8, 2000)


                               LIST OF PORTFOLIOS


                          Kelmoore Strategy (TM) Fund
                     Kelmoore Strategy (TM) Eagle Fund


                                                                               4